ADTRAN Holdings, Inc. reports second quarter 2025 financial results

Huntsville, Alabama, USA. — Aug. 4, 2025 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” “ADTRAN” or the “Company”) today announced its unaudited financial results for the second quarter ended June 30, 2025.

•
Revenue: $265.1 million, higher by 17% year-over-year.
•
Gross margin: GAAP gross margin: 37.3%; non-GAAP gross margin: 41.4%.
•
Operating margin: GAAP operating margin (5.0)%, non-GAAP operating margin 3.0%.
•
Net cash provided by operating activities of $32.2 million.
•
Cash and cash equivalents of $106.3 million, an increase of $5.0 million sequentially.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “We delivered strong second quarter results with revenue growth that exceeded expectations, reflecting solid execution across our business and increasing demand. We experienced growth across all major revenue categories and gained market share in key areas. We also continued to strengthen our balance sheet with solid cash generation. These results underscore the impact of our strategic product investments and the trust customers are placing in Adtran to help them evolve and scale their networks to meet the demands of cloud, AI, and edge computing”

Mr. Stanton added, “Looking forward, our bookings and pipeline reinforce our confidence in continued gains in profitability and cash flow. With a clear strategy, global reach, and investment in next-generation network architectures, Adtran remains well-positioned.”

Business outlook1

For the third quarter of 2025, the Company expects revenue to be within a range of $270.0 million to $280.0 million. Non-GAAP operating margin is expected to be within a range of 3.0% to 7.0%.

1 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided third quarter 2025 guidance with regard to non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortizations and adjustments, stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, professional fees and other expenses and goodwill impairment that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its second quarter 2025 results on Tuesday, Aug. 5, 2025, at 9:30 a.m. Central Time (4:30 p.m. Central European Summer Time). The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/260991346 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/ shortly following the call and will remain available for at least 12 months. For more information, visit https://investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

August 19, 2025: Rosenblatt Age of AI Tech Conference (Virtual)

August 26, 2025: Evercore ISI Semiconductor, IT Hardware, & Networking Investor Conference

September 10, 2025: Wolfe Research TMT Conference

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Cautionary note regarding forward-looking statements

Statements contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to future market conditions, customer demand, and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to comply with the covenants set forth in our credit agreement, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks;(viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) other risks set forth in our public filings made with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC.

Explanation of use of non-GAAP financial measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, operating margin, other expense, net loss inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other expense, non-GAAP net income (loss) inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, goodwill impairments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$106,271	$76,021
Accounts receivable, net	164,768	178,030
Other receivables	8,354	9,775
Inventory, net	240,081	261,557
Income tax receivable	8,136	5,461
Prepaid expenses and other current assets	67,717	56,395
Assets held for sale	11,901	11,901
Total Current Assets	607,228	599,140
Property, plant and equipment, net	111,936	106,454
Goodwill	60,194	52,918
Intangible assets, net	310,169	284,893
Deferred tax assets	17,826	17,826
Other non-current assets	75,826	78,128
Long-term investments	33,116	32,060
Total Assets	$1,216,295	$1,171,419

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$178,287	$171,825
Unearned revenue	62,695	52,701
Accrued expenses and other liabilities	38,127	34,158
Accrued wages and benefits	29,532	32,853
Income tax payable, net	1,019	1,936
Total Current Liabilities	309,660	293,473
Non-current revolving credit agreement	190,180	189,576
Deferred tax liabilities	32,866	30,372
Non-current unearned revenue	24,429	22,065
Non-current pension liability	9,686	8,983
Deferred compensation liability	34,390	33,203
Non-current lease obligations	27,783	25,925
Other non-current liabilities	15,599	17,928
Total Liabilities	644,593	621,525
Redeemable Non-Controlling Interest	402,089	422,943
Equity
Common stock	800	795
Additional paid-in capital	814,749	808,913
Accumulated other comprehensive income	78,355	11,254
Retained deficit	(719,183)	(688,813)
Treasury stock	(5,108)	(5,198)
Total Equity	169,613	126,951
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,216,295	$1,171,419

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025		2024	2025		2024
			(Restated)			(Restated)
Revenue
Network Solutions	$219,498		$179,194	$421,715		$360,467
Services & Support	45,570		46,797	91,097		91,697
Total Revenue	265,068		225,991	512,812		452,164
Cost of Revenue
Network Solutions	147,321		124,773	281,562		253,039
Network Solutions - charges and inventory write-down	—		143	—		8,925
Services & Support	18,823		19,816	37,150		38,626
Total Cost of Revenue	166,144		144,732	318,712		300,590
Gross Profit	98,924		81,259	194,100		151,574
Selling, general and administrative expenses	60,347		59,364	110,632		118,355
Research and development expenses	51,895		60,352	100,754		120,567
Goodwill impairment	—		—	—		297,353
Operating Loss	(13,318)		(38,457)	(17,286)		(384,701)
Interest and dividend income	201		366	327		763
Interest expense	(4,564)		(6,906)	(9,325)		(11,504)
Net investment gain	3,075		872	1,389		3,125
Other (expense) income, net	(2,636)		(901)	(1,692)		409
Loss Before Income Taxes	(17,242)		(45,026)	(26,587)		(391,908)
Income tax (expense) benefit	(1,016)		(2,136)	(619)		16,511
Net Loss	$(18,258)		$(47,162)	$(27,206)		$(375,397)
Less: Net Income attributable to non-controlling interest (1)	2,273		2,505	4,592		5,035
Net Loss attributable to ADTRAN Holdings, Inc.	$(20,531)		$(49,667)	$(31,798)		$(380,432)

Weighted average shares outstanding – basic	79,748		78,852	79,642		78,803
Weighted average shares outstanding – diluted	79,748		78,852	79,642		78,803

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.24)	(2)	$(0.63)	$(0.38)	(2)	$(4.83)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.24)	(2)	$(0.63)	$(0.38)	(2)	$(4.83)

(1) For the three and six months ended June 30, 2025 we accrued $2.4 million and $4.8 million, respectively, net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA. For the three and six months ended June 30, 2024, we accrued $2.5 million and $5.0 million, respectively, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.5 million effect of redemption of RNCI for the three and six months ended June 30, 2025.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	June 30,
	2025	2024
		(Restated)
Cash flows from operating activities:
Net loss	$(27,206)	$(375,397)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,990	44,843
Goodwill impairment	—	297,353
Amortization of debt issuance cost	639	1,013
Gain on investments, net	(1,506)	(2,867)
Net loss on disposal of property, plant and equipment	24	185
Stock-based compensation expense	5,888	7,787
Deferred income taxes	1,189	(13,684)
Other, net	—	(126)
Inventory write down - business efficiency program	—	4,135
Inventory reserves	9,176	3,722
Changes in operating assets and liabilities:
Accounts receivable, net	25,754	23,415
Other receivables	1,416	6,279
Income taxes receivable, net	(2,349)	(918)
Inventory	29,594	64,407
Prepaid expenses, other current assets and other assets	6,095	(18,139)
Accounts payable	(6,242)	(3,966)
Accrued expenses and other liabilities	(11,305)	22,645
Income taxes payable, net	(816)	(2,878)
Net cash provided by operating activities	75,341	57,809

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,084)	(24,971)
Purchases of intangibles - developed technology	(20,444)	(5,725)
Proceeds from sales and maturities of available-for-sale investments	727	956
Purchases of available-for-sale investments	(243)	(121)
Payments for beneficial interests in securitized accounts receivable	(49)	—
Net cash used in investing activities	(32,093)	(29,861)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,223)	(189)
Proceeds from stock option exercises	1,163	219
Proceeds from receivables purchase agreement	—	68,556
Repayments on receivables purchase agreement	—	(66,399)
Proceeds from draw on revolving credit agreements	24,000	—
Repayment of revolving credit agreements	(24,000)	(5,000)
Payment of debt issuance cost	(64)	(1,994)
Payment for redemption of redeemable non-controlling interest	(19,363)	(25)
Net cash used in financing activities	(19,487)	(4,832)

Net increase in cash and cash equivalents	23,761	23,116
Effect of exchange rate changes	6,489	902
Cash and cash equivalents, beginning of period	76,021	87,167
Cash and cash equivalents, end of period	$106,271	$111,185

Supplemental disclosure of cash financing activities:
Cash paid for interest	$8,049	$6,554
Cash paid for income taxes, net of refunds	$4,155	$7,433
Cash used in operating activities related to operating leases	$5,236	$4,780
Supplemental disclosure of non-cash investing activities:
Redemption of redeemable non-controlling interest	$1,491	$—
Right-of-use assets obtained in exchange for lease obligations	$3,538	$1,999
Purchases of property, plant and equipment included in accounts payable	$1,450	$1,059

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Total Revenue	$265,068	$247,744	$225,991	$512,812	$452,164

Cost of Revenue	166,144	152,568	144,732	$318,712	$300,590
Acquisition-related expenses, amortizations and adjustments (1)	(10,599)	(9,831)	(10,064)	(20,430)	(20,241)
Stock-based compensation expense	(222)	(267)	(280)	(489)	(555)
Restructuring expenses (2)	—	—	(2,788)	—	(14,035)
Integration expenses (3)	—	—	(35)	—	(70)
Non-GAAP Cost of Revenue	$155,323	$142,470	$131,565	$297,793	$265,689

Gross Profit	$98,924	$95,176	$81,259	$194,100	$151,574
Non-GAAP Gross Profit	$109,745	$105,274	$94,426	$215,019	$186,475

Gross Margin	37.3%	38.4%	36.0%	37.9%	33.5%
Non-GAAP Gross Margin	41.4%	42.5%	41.8%	41.9%	41.2%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks which was completed as of December 31, 2024.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2025		2025		2024		2025		2024
					(Restated)				(Restated)
Operating Expenses	$112,242		$99,144		$119,716		$211,386		$536,275
Acquisition-related expenses, amortizations and adjustments (1)	(2,175)	(2)	(2,249)	(8)	(7,233)	(11)	(4,424)	(14)	(12,114)	(16)
Stock-based compensation expense	(2,451)	(3)	(2,943)	(9)	(3,317)	(12)	(5,394)	(15)	(6,759)	(17)
Restructuring expenses	284	(4)	—	(10)	(14,742)	(13)	284	(4)	(20,604)	(18)
Integration expenses (5)	—		—		(531)		—		(1,011)
Deferred compensation adjustments (6)	(3,034)		1,547		(848)		(1,487)		(2,788)
Goodwill impairment	—		—		—		—		(297,353)	(19)
Professional fees and other expenses	(3,153)	(7)	—		—		(3,153)	(7)	—
Non-GAAP Operating Expenses	$101,713		$95,499		$93,045		$197,212		$195,646

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $1.8 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes true-up of expenses on the condensed consolidated statements of loss for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(5) Includes expenses on the condensed consolidated statements of loss related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks and which was completed as of December 31, 2024.

(6) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(7) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(8) Includes $2.2 million of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations on the condensed consolidated statements of loss.

(9) $2.0 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(10) The Business Efficiency Program was completed as of December 31, 2024.

(11) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $6.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $2.4 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $3.5 million is included in selling, general and administrative expenses and $11.3 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $13.5 million of wage related and other charges due to the Greifswald facility closure in connection with the Business Efficiency Program, of which $2.6 million is included in selling, general and administrative and $10.9 million is included in research and development expenses on the condensed consolidated statements of loss. The Business Efficiency Program was completed as of December 31, 2024.

(14) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.5 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(15) $3.8 million is included in selling, general and administrative expenses and $1.6 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $11.2 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $4.9 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(18) $5.3 million is included in selling, general and administrative expenses and $15.3 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $13.5 million of wage related and other charges due to the Greifswald facility closure in connection with the Business Efficiency Program, of which $2.6 million is included in selling, general and administrative and $10.9 million is included in research and development expenses on the condensed consolidated statements of loss. The Business Efficiency Program was completed as of December 31, 2024.

(19) Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Supplemental Information

Reconciliation of Operating Loss and Operating Margin to Non-GAAP Operating Income (Loss)

and Non-GAAP Operating Margin

(Unaudited)

(In thousands)

	Three Months Ended				Six Months Ended
	June 30,		March 31,	June 30,	June 30,		June 30,
	2025		2025	2024	2025		2024
				(Restated)			(Restated)
Total Revenue	$265,068		$247,744	$225,991	$512,812		$452,164

Operating Loss	$(13,318)		$(3,968)	$(38,457)	$(17,286)		$(384,701)
Acquisition related expenses, amortizations and adjustments (1)	12,774		12,080	17,297	24,854		32,355
Stock-based compensation expense	2,673		3,210	3,597	5,883		7,314
Restructuring expenses (2)	(284)		—	17,530	(284)		34,640
Integration expenses (3)	—		—	566	—		1,080
Deferred compensation adjustments (4)	3,034		(1,547)	848	1,487		2,788
Goodwill impairment (5)	—		—	—	—		297,353
Professional fees and other expenses	3,153	(6)	—	—	3,153	(6)	—
Non-GAAP Operating Income (Loss)	$8,032		$9,775	$1,381	$17,807		$(9,171)

Operating Margin	-5.0%		-1.6%	-17.0%	-3.4%		-85.1%
Non-GAAP Operating Margin	3.0%		3.9%	0.6%	3.5%		-2.0%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for the Company's Business Efficiency Program, which was designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks, which was completed as of December 31, 2024.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(6) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Other Expense to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Interest and dividend income	$201	$126	$366	$327	$763
Interest expense	(4,564)	(4,761)	(6,906)	(9,325)	(11,504)
Net investment gain (loss)	3,075	(1,686)	872	1,389	3,125
Other (expense) income, net	(2,636)	944	(901)	(1,692)	409
Total Other Expense	$(3,924)	$(5,377)	$(6,569)	$(9,301)	$(7,207)
Deferred compensation adjustments (1)	(2,968)	1,649	(896)	(1,319)	(3,335)
Pension expense (2)	11	11	7	22	14
Non-GAAP Other Expense	$(6,881)	$(3,717)	$(7,458)	$(10,598)	$(10,528)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net (Loss) Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net (Loss) Income attributable to ADTRAN Holdings, Inc. and

Non-GAAP (Loss) Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,		March 31,	June 30,	June 30,		June 30,
	2025		2025	2024	2025		2024
				(Restated)			(Restated)
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(19,037)		$(11,270)	$(49,667)	$(30,307)		$(380,432)
Effect of redemption of RNCI (1)	(1,494)		3	—	(1,491)		—
Net Loss attributable to ADTRAN Holdings, Inc.	$(20,531)		$(11,267)	$(49,667)	$(31,798)		$(380,432)
Net Income attributable to non-controlling interest (2)	2,273		2,319	2,505	4,592		5,035
Net Loss inclusive of non-controlling interest	$(18,258)		$(8,948)	$(47,162)	$(27,206)		$(375,397)
Acquisition related expenses, amortizations and adjustments (3)	12,774		12,080	17,297	24,854		32,355
Stock-based compensation expense	2,673		3,210	3,597	5,883		7,314
Deferred compensation adjustments (4)	66		102	(48)	168		(547)
Pension adjustments (5)	11		11	7	22		14
Restructuring expenses (6)	(284)		—	17,530	(284)		34,640
Integration expenses (7)	—		—	566	—		1,080
Goodwill impairment	—		—	—	—		297,353
Professional fees and other expenses	3,153	(8)	—	—	3,153	(8)	—
Tax effect of adjustments to net loss (9)	388		(1,980)	780	(1,592)		(17,746)
Non-GAAP Net Income (Loss) inclusive of non-controlling interest	$523		$4,475	$(7,433)	$4,998		$(20,934)
Net Income attributable to non-controlling interest (2)	2,273		2,319	2,505	4,592		5,035
Non-GAAP Net (Loss) Income attributable to ADTRAN Holdings, Inc.	$(1,750)		$2,156	$(9,938)	$406		$(25,969)
Effect of redemption of RNCI (1)	1,494		(3)	—	1,491		—
Non-GAAP Net (Loss) Income attributable to ADTRAN Holdings, Inc. common stockholders	$(256)		$2,153	$(9,938)	$1,897		$(25,969)

Weighted average shares outstanding – basic	79,748		79,534	78,852	79,642		78,803
Weighted average shares outstanding – diluted	79,748		79,534	78,852	79,642		78,803

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.24)		$(0.14)	$(0.63)	$(0.38)		$(4.83)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.24)		$(0.14)	$(0.63)	$(0.38)		$(4.83)

Non-GAAP (Loss) Earnings per common share attributable to ADTRAN – basic	$(0.00)		$0.03	$(0.13)	$0.02		$(0.33)
Non-GAAP (Loss) Earnings per common share attributable to ADTRAN – basic	$(0.00)		$0.03	$(0.13)	$0.02		$(0.33)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.5 million effect of redemption of RNCI for the three and six months ended June 30, 2025.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(7) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks. Includes fees incurred for the expansion of internal controls at Adtran Networks and the implementation of the DPTLA which was completed as of December 31, 2024.

(8) $3.2 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(9) Represents the tax effect of non-GAAP adjustments. Beginning in the period ended September 30, 2024, the Company changed its method of calculating non-GAAP income taxes by applying blended statutory tax rates to non-GAAP losses before income taxes in order to include current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability. The blended statutory tax rate is calculated using 0%, resulting in no tax benefits net of impact of valuation allowance, for the loss jurisdiction’s non-GAAP losses before income taxes and 30% for all remaining jurisdictions’ non-GAAP income before income taxes. Prior periods have been adjusted to reflect the application of blended statutory tax rates, net of impact of valuation allowance, to non-GAAP losses before income taxes as opposed to the previous application of blended statutory and effective tax rates to separate non-GAAP adjustments. We previously reported the tax effect of the adjustment to non-GAAP net loss under the prior method of $7.9 million and $13.5 million for the three months ended June 30, 2024 and six months ended June 30, 2024, respectively.

Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
			(Restated)		(Restated)
Net Cash provided by operating activities	$32,160	$43,181	$19,884	$75,341	$57,809
Purchases of property, plant and equipment and developed technologies (1)	(13,833)	(18,695)	(15,994)	(32,528)	(30,696)
Free cash flow (Non-GAAP)	$18,327	$24,486	$3,890	$42,813	$27,113

(1) Purchases related to capital expenditures and developed technologies.